Exhibit 99.5

October 4, 2019

Board of Directors

Caesars Entertainment Corporation

One Caesars Palace Drive

Las Vegas, NV 89109

Re:

Amendment No. 1 to Registration Statement on Form S-4 of Eldorado Resorts, Inc. relating to Eldorado Resorts, Inc. common stock, par value $0.00001, filed October 4, 2019 (the “Registration Statement”)

Ladies and Gentlemen:

Reference is made to our opinion letter, dated June 24, 2019 (“Opinion Letter”), with respect to the fairness to the holders of shares of common stock of Caesars Entertainment Corporation (the “Company”), from a financial point of view of the Consideration (as defined in the Opinion Letter) to be received by such holders pursuant to the Agreement (as defined in the Opinion Letter) in the Merger (as defined in the Opinion Letter).

The Opinion Letter is provided for the information and assistance of the board of directors of the Company, in its capacity as such, in connection with and for the purposes of its evaluation of the Merger. We understand that the Company has determined to include our opinion in the Registration Statement. In that regard, we hereby consent to the reference to our Opinion Letter under the captions “Summary—Opinion of Caesars’ Financial Advisor”, “The Merger—Background of the Merger”, “The Merger—Caesars Board’s Reasons for the Merger and Recommendation of the Caesars Board”, “The Merger—Opinion of Caesars’ Financial Advisor”, “The Merger Agreement—Representations and Warranties” and to the inclusion of the Opinion Letter in the joint proxy statement/prospectus included in the Registration Statement.

Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our Opinion Letter is not to be quoted, summarized, paraphrased or excerpted, in whole or in part, in any registration statement (including any subsequent amendments to the Registration Statement), prospectus or proxy or information statement, or in any other report, document, release or other written or oral communication prepared, issued or transmitted by the board of directors of the Company, including any committee thereof, or the Company without our prior consent. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

[Signature page follows]

Very truly yours,

PJT Partners LP

/s/ PJT Partners LP